Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-115871-99, 333-54688-99, 333-81813-99, 333-29885-99, and 333-157907) of Invitel Holdings A/S of our report dated April 30, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of Hungarian Telephone and Cable Corp., which appears in this Form 20-F.

PricewaterhouseCoopers Kft.

Budapest, Hungary

May 14, 2009